Exhibit 99.1

LendingClub Reports Third Quarter 2018 Results
Record Loan Origination Volume and Record Net Revenue

SAN FRANCISCO - November 6, 2018 - LendingClub Corporation (NYSE: LC), America’s largest online lending marketplace connecting borrowers and investors, today announced financial results for the third quarter ended September 30, 2018.

Third quarter results exceeded expectations

•	Record Net Revenue of $184.6 million, up 20% year-over-year. Record loan originations of $2.9 billion, up 18% year-over-year.

◦	Record applications, up 30% year-over-year, as we create greater awareness of the benefits of fixed-rate personal loans in a rising interest rate environment.

◦	Record loan origination volume, up 18% year-over-year, generated from our scale, unique data, broad spectrum of borrowers and exclusive features, such as Direct Pay and Joint Applications.

◦
Strong investor appetite across the platform with continued price and credit management generating sustained returns for a growing range of investors. The CLUB Certificate program is approaching $1 billion since launch less than a year ago.

•	GAAP Consolidated Net Loss of $(22.7) million, or $(7.3) million excluding $(15.5) million of expenses related to outstanding legacy issues.

•	Record Adjusted EBITDA of $28.1 million, up 34% year-over-year.

◦	Contribution Margin of 47.9%, within our 45-50% target range.

◦
Adjusted EBITDA Margin of 15.2%, up 1.6 percentage points year-over-year, reflecting ongoing process efficiencies to increase operating leverage, control fixed costs and better serve LendingClub’s growing customer base. A new facility in the Salt Lake City area will further enhance operating efficiency and customer service.

Progress resolving legacy issues

•
Settled several key matters arising from outstanding legacy issues disclosed by the company in May 2016, including investigations by the Department of Justice and the Securities and Exchange Commission as well as Class Action and individual lawsuits.

•	Continued constructive engagement with the Federal Trade Commission regarding ongoing litigation.

Raising full year guidance for Adjusted EBITDA*

•	Net Revenue in the range of $688 million to $698 million.

•
GAAP Consolidated Net Loss in the range of $(129) million to $(124) million, reflecting expenses related to outstanding legacy issues through the third quarter partly offset by higher Adjusted EBITDA guidance.

•	Adjusted EBITDA in the range of $89 million to $94 million.

*
Reconciling items between GAAP Consolidated Net Loss and non-GAAP Adjusted EBITDA consisting of stock-based compensation of approximately $77 million, expenses related to outstanding legacy issues of $51 million and goodwill impairment expense of $35.6 million that were recognized during the first nine months of 2018, and depreciation, impairment, amortization and other net adjustments of approximately $54 million. Outstanding legacy issues are not forecast in GAAP Net Income (Loss) or Adjusted EBITDA.

“We are achieving record results, resolving outstanding legacy issues and leveraging our data and scale to drive product and process efficiencies,” said Scott Sanborn, CEO of LendingClub. “Together, we expect these will deliver responsible growth, operating leverage and GAAP profitability that positions LendingClub well for the long term.”

LendingClub remains well positioned over the long term

•	LendingClub provides tools that help Americans on their path to financial health through lower borrowing costs and a seamless user experience.

•
The company is the market leader in personal loans, a $125 billion+ industry and the fastest growing segment of consumer credit, and has an estimated addressable revolving debt market opportunity of more than $1 trillion.

•	The company’s marketplace gives it unique attributes to succeed in this market:

◦	Serves a broad spectrum of borrowers;

◦
Provides attractive returns for a broad range of investors (e.g. Banks, Managed Accounts, Asset Managers and Retail Investors), with wide range of risk appetite and cost of capital, seeking diversification in high yield/short duration assets; and

◦	Generates unique online personal loan market data from more than a decade of operation at scale (2.5 million+ customers).

•
These attributes give LendingClub unique strengths that expand its market opportunity, competitive advantage, and growth potential. The company’s marketplace enables it to match the best cost of capital with the right borrower, generating targeted returns and duration diversification for lenders and savings for borrowers. Scale, data and innovation enable us to generate and convert demand efficiently while managing price and credit risk effectively.

•	The company is enhancing its capacity to increase operating leverage and cash generation with efficiency measures.

	Three Months Ended			Nine Months Ended September 30,
($ in millions)	September 30, 2018	June 30, 2018	September 30, 2017	2018	2017
Originations	$2,886.5	$2,818.3	$2,442.9	$8,010.8	$6,549.0
Net Revenue	$184.6	$177.0	$154.0	$513.3	$418.1
GAAP Consolidated Net Loss	$(22.7)	$(60.8)	$(6.7)	$(114.7)	$(61.9)
Adjusted EBITDA (1)	$28.1	$25.7	$20.9	$69.1	$25.5

(1)
Adjusted EBITDA is a non-GAAP financial measure. Beginning in the fourth quarter of 2017, Adjusted EBITDA excludes legal, regulatory and other expense related to legacy issues. Please see the discussion below under the heading “Non-GAAP Measures” and the reconciliation at the end of this release.

Third Quarter 2018 Financial Highlights
Commenting on financial results, Tom Casey, CFO of LendingClub said, “We are on track to deliver on the revenue and margin goals that we set out at our investor day in December 2017. Year to date, our net revenues grew 23% while G&A and tech costs grew 6%, helping Adjusted EBITDA margins to more than double to 13.5%.”

Originations – Loan originations in the third quarter of 2018 were $2.9 billion, improving 18% compared to the same quarter last year and improving 2% sequentially.

Net Revenue – Net Revenue in the third quarter of 2018 was $184.6 million, improving 20% compared to the same quarter last year and improving 4% sequentially, driven primarily by a higher volume of loan originations in the third quarter of 2018 compared to the same quarter last year and compared to the second quarter of 2018.

GAAP Consolidated Net Loss – GAAP Consolidated Net Loss was $(22.7) million for the third quarter of 2018, declining $(16.1) million compared to the same quarter last year and improving $38.1 million sequentially. The increase in loss for the third quarter of 2018 compared to the same quarter last year was primarily driven by expenses related to outstanding legacy issues. The decrease in loss for the third quarter of 2018 compared to the second quarter of 2018 was primarily driven by $35.6 million of goodwill impairment expense related to the Company’s patient and education finance unit recorded in the second quarter of 2018.

Adjusted EBITDA – Adjusted EBITDA was $28.1 million in the third quarter of 2018, improving $7.2 million compared to the same quarter last year and improving $2.4 million sequentially.

Contribution – Contribution was $88.5 million in the third quarter of 2018, improving $12.5 million compared to the same quarter last year and improving $3.0 million sequentially.

Earnings Per Share (EPS) – Basic and diluted EPS attributable to LendingClub was $(0.05) for the third quarter of 2018, compared to basic and diluted EPS attributable to LendingClub of $(0.02) in the same quarter last year and $(0.14) in the second quarter of 2018.

Adjusted EPS – Adjusted EPS was $0.03 for the third quarter of 2018, compared to adjusted EPS of $0.03 in both the same quarter last year and in the second quarter of 2018.

Cash, Cash Equivalents and Securities Available for Sale – As of September 30, 2018, cash, cash equivalents and securities available for sale totaled $513.5 million, including $108.0 million in securities available for sale subject to regulatory risk retention requirements of which $24.7 million in securities were pledged as collateral.

Loans Held for Sale by the Company – As the Company continues to build its investor programs, it uses cash to accumulate loans for future transactions. Loans held for sale by the Company at the end of the third quarter of 2018 were $459.3 million, which were financed with $185.8 million of debt outstanding under the Company’s warehouse credit facilities.

About LendingClub

LendingClub was founded to transform the banking system to make credit more affordable and investing more rewarding. Today, LendingClub’s online credit marketplace connects borrowers and investors to deliver more efficient and affordable access to credit. Through its technology platform, LendingClub is able to create cost efficiencies and passes those savings onto borrowers in the form of lower rates and to investors in the form of risk-adjusted returns. LendingClub is based in San Francisco, California. Currently, residents of the following states may invest in LendingClub notes: AL, AR, AZ, CA, CO, CT, DC, DE, FL, GA, HI, IA, ID, IL, IN, KS, KY, LA, MA, ME, MD, MI, MN, MO, MS, MT, ND, NE, NH, NJ, NV, NY, OK, OR, RI, SC, SD, TN, TX, UT, VA, VT, WA, WI, WV, or WY. All loans are made by federally regulated issuing bank partners. More information is available at https://www.lendingclub.com.

Conference Call and Webcast Information

The LendingClub third quarter 2018 webcast and teleconference is scheduled to begin at 2:00 p.m. Pacific Time on Tuesday, November 6, 2018. A live webcast of the call will be available at http://ir.lendingclub.com under the Events & Presentations menu. To access the call, please dial +1 (888) 317-6003, or outside the U.S. +1 (412) 317-6061, with conference ID 1666482, ten minutes prior to 2:00 p.m. Pacific Time (or 5:00 p.m. Eastern Time). An audio archive of the call will be available at http://ir.lendingclub.com. An audio replay will also be available on November 6, 2018, until November 13, 2018, by calling +1 (877) 344-7529 or +1 (412) 317-0088, with Conference ID 10125163. LendingClub has used, and intends to use, its investor relations website, blog (http://blog.lendingclub.com), Twitter handle (@LendingClub) and Facebook page (https://www.facebook.com/LendingClubTeam) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Contacts

For Investors:
IR@lendingclub.com

Media Contact:
Press@lendingclub.com

Non-GAAP Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: contribution, contribution margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS. Our non-GAAP measures do have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP.

We believe these non-GAAP measures provide management and investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

In particular, we believe contribution and contribution margin are useful measures of direct product profitability because the measures illustrate the relationship between the costs most directly associated with revenue generating activities and the related revenue, and the effectiveness of the direct costs in obtaining revenue. Contribution is calculated as net revenue less “sales and marketing” and “origination and servicing” expenses on the Company’s Statements of Operations, adjusted to exclude non-cash stock-based compensation expense within these captions and (income) loss attributable to noncontrolling interests. Contribution margin is a non-GAAP financial measure calculated by dividing contribution by total net revenue. We believe that adjusted EBITDA and adjusted EBITDA margin are important measures of operating performance because it allows for the comparison of our core operating results, including our return on capital and operating efficiencies, from period to period by removing outstanding legacy issues that have resulted in elevated legal costs (including ongoing regulatory and government investigations, indemnification obligations and litigation), the impact of depreciation, impairment and amortization in our asset base, share-based compensation, income tax effects, and other non-operating expenses. We believe adjusted EPS is a useful measure used by investors and analysts in our sector because non-cash items like stock-based compensation and amortization of intangibles can vary significantly due to many factors unrelated to the business, as well as certain other expenses that are unrelated to business performance, such as outstanding legacy issues discussed below.

In the fourth quarter of 2017, the company included an adjustment for outstanding legacy issues that have resulted in elevated legal costs (including ongoing regulatory and government investigations, indemnification obligations and litigation), to calculate adjusted EBITDA and adjusted EPS. We expect expenses in the future to include resolution of additional matters that arose from legacy management, including indemnification legal expenses paid by the Company for former employees, and settlements of regulatory investigations and examinations. Legacy legal expenses incurred in 2017 and prior were generally offset by insurance proceeds, resulting in no net material cumulative impact to 2017 earnings. As such, prior period amounts were not reclassified for the change in how we calculate adjusted EBITDA and adjusted EPS.

There are a number of limitations related to the use of these non-GAAP financial measures versus their most comparable GAAP measure. In particular, many of the adjustments to derive the non-GAAP financial measures reflect the exclusion of items, specifically stock-based compensation expense, depreciation, impairment and amortization in our asset base, outstanding legacy issues that have resulted in elevated legal costs (including ongoing regulatory and government investigations, indemnification obligations and litigation) and the related income tax effects of the aforementioned exclusions that are recurring and will be reflected in our financial results for the foreseeable future. Other companies, including companies in our industry, may calculate these measures differently, which may reduce their usefulness as a comparative measure.

For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the “Reconciliation of GAAP to Non-GAAP Measures” tables at the end of this release.

Safe Harbor Statement

Some of the statements above, including statements regarding borrower and investor demand and anticipated future financial results are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: the outcomes of pending governmental investigations and pending or threatened litigation, which are inherently uncertain; the impact of management changes and the ability to continue to retain key personnel; our ability to achieve cost savings from restructurings; our ability to continue to attract and retain new and existing retail and institutional investors; competition; overall economic conditions; demand for the types of loans facilitated by us; default rates and those factors set forth in the section titled “Risk Factors” in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, each as filed with the SEC. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional information about LendingClub is available in the prospectus for LendingClub’s notes, which can be obtained on LendingClub’s website at https://www.lendingclub.com/info/prospectus.action.

*****

LENDINGCLUB CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net revenue:
Transaction fees	$137,781	$121,905	$384,889	$327,911
Investor fees	29,169	20,499	84,464	62,795
Gain on sales of loans (1)	10,919	6,680	35,470	13,017
Other revenue (1)	1,458	1,375	4,382	5,070
Net interest income and fair value adjustments:
Interest income	115,514	151,532	381,292	469,788
Interest expense	(90,642)	(139,681)	(302,383)	(448,628)
Net fair value adjustments (1)	(19,554)	(8,280)	(74,823)	(11,868)
Net interest income and fair value adjustments (1)	5,318	3,571	4,086	9,292
Total net revenue	184,645	154,030	513,291	418,085
Operating expenses: (2)
Sales and marketing	73,601	59,570	200,164	169,735
Origination and servicing	25,431	21,321	73,669	63,044
Engineering and product development	41,216	32,860	115,703	104,338
Other general and administrative	57,446	46,925	167,338	142,994
Goodwill impairment	—	—	35,633	—
Class action and regulatory litigation expense	9,738	—	35,500	—
Total operating expenses	207,432	160,676	628,007	480,111
Loss before income tax expense	(22,787)	(6,646)	(114,716)	(62,026)
Income tax (benefit) expense	(38)	13	25	(79)
Consolidated net loss	(22,749)	(6,659)	(114,741)	(61,947)
Less: Income (Loss) attributable to noncontrolling interests	55	(129)	105	(119)
LendingClub net loss	$(22,804)	$(6,530)	$(114,846)	$(61,828)
Net loss per share attributable to LendingClub:
Basic	$(0.05)	$(0.02)	$(0.27)	$(0.15)
Diluted	$(0.05)	$(0.02)	$(0.27)	$(0.15)
Weighted-average common shares - Basic	424,359,142	412,778,995	421,306,508	406,633,850
Weighted-average common shares - Diluted	424,359,142	412,778,995	421,306,508	406,633,850

(1)
In the fourth quarter of 2017, the Company separately reported “Gain (Loss) on sales of loans” and “Net fair value adjustments” from “Other revenue (expense).” These changes had no impact on “Total net revenue.” Prior period amounts have been reclassified to conform to the current period presentation.

(2)	Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Sales and marketing	$1,791	$1,591	$5,674	$5,857
Origination and servicing	1,104	1,049	3,278	3,819
Engineering and product development	5,332	4,640	16,075	17,001
Other general and administrative	11,544	8,826	32,342	28,015
Total stock-based compensation expense	$19,771	$16,106	$57,369	$54,692

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

						September 30, 2018
	Three Months Ended					% Change
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	Q/Q	Y/Y
Operating Highlights:
Loan originations (in millions)	$2,886	$2,818	$2,306	$2,438	$2,443	2%	18%
Net revenue	$184,645	$176,979	$151,667	$156,455	$154,030	4%	20%
Consolidated net loss	$(22,749)	$(60,812)	$(31,180)	$(92,098)	$(6,659)	63%	N/M
Contribution (1) (2)	$88,453	$85,416	$74,436	$75,351	$75,908	4%	17%
Contribution margin (1) (2)	47.9%	48.3%	49.1%	48.2%	49.3%	(1)%	(3)%
Adjusted EBITDA (1) (2)	$28,052	$25,670	$15,333	$19,048	$20,895	9%	34%
Adjusted EBITDA margin (1) (2)	15.2%	14.5%	10.1%	12.2%	13.6%	5%	12%
EPS - diluted	$(0.05)	$(0.14)	$(0.07)	$(0.22)	$(0.02)	64%	(150)%
Adjusted EPS - diluted (1)	$0.03	$0.03	$0.01	$0.01	$0.03	—%	—%
Originations by Investor Type:
Managed accounts	21%	19%	20%	26%	24%
Self-directed	7%	7%	10%	10%	10%
Banks	38%	40%	48%	36%	42%
LendingClub inventory (3)	15%	18%	9%	11%	9%
Other institutional investors	19%	16%	13%	17%	15%
Total	100%	100%	100%	100%	100%
Originations by Program:
Personal loans - standard program	71%	74%	76%	74%	73%
Personal loans - custom program	22%	18%	15%	17%	18%
Other - custom program (4)	7%	8%	9%	9%	9%
Total	100%	100%	100%	100%	100%
Personal Loan Originations by Loan Grade – Standard Loan Program (in millions):
A	$607.0	$506.0	$414.6	$364.7	$279.7	20%	117%
B	563.3	610.2	524.5	555.3	487.4	(8)%	16%
C	506.1	575.4	474.8	504.4	639.8	(12)%	(21)%
D	286.9	296.3	248.0	278.3	229.4	(3)%	25%
E	72.7	70.3	63.3	79.6	90.8	3%	(20)%
F	21.7	18.4	14.0	24.6	28.6	18%	(24)%
G	5.4	3.9	2.6	10.5	35.5	38%	(85)%
Total	$2,063.1	$2,080.5	$1,741.8	$1,817.4	$1,791.2	(1)%	15%
N/M Not meaningful.

(1)	Represents a non-GAAP measure. See “Reconciliation of GAAP to Non-GAAP Measures.”

(2)
Beginning in the third quarter of 2017, contribution and adjusted EBITDA exclude (income) loss attributable to noncontrolling interests. Prior period amounts have been reclassified to conform to the current period presentation. Additionally, beginning in the fourth quarter of 2017, adjusted EBITDA excludes legal, regulatory and other expense related to legacy issues.

(3)
Beginning in the third quarter of 2017, the Company introduced “LendingClub inventory” as a new line item presented to separately show the percentage of loan originations in the period that were purchased by the Company during the period and not yet sold as of the period end.

(4)	Comprised of education and patient finance loans, auto refinance loans, and small business loans.

LENDINGCLUB CORPORATION
OPERATING HIGHLIGHTS (Continued)
(In thousands, except percentages and number of employees, or as noted)
(Unaudited)

						September 30, 2018
	Three Months Ended					% Change
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	Q/Q	Y/Y
Servicing Portfolio by Method Financed (in millions, at end of period):
Notes	$1,347	$1,428	$1,518	$1,608	$1,683	(6)%	(20)%
Certificates	830	967	1,125	1,291	2,020	(14)%	(59)%
Secured borrowings	108	143	187	243	—	(24)%	N/M
Whole loans sold	10,475	9,512	8,571	8,178	7,627	10%	37%
Loans invested in by the Company	464	523	581	593	175	(11)%	165%
Total	$13,224	$12,573	$11,982	$11,913	$11,505	5%	15%
Employees and contractors (5)	1,835	1,779	1,812	1,837	1,779	3%	3%
N/M Not meaningful.
(5)     As of the end of each respective period.

LENDINGCLUB CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Cash and cash equivalents	$348,018	$401,719
Restricted cash	203,258	242,570
Securities available for sale (includes $24,748 and $0 pledged as collateral at fair value, respectively)	165,442	117,573
Loans held for investment at fair value	2,133,829	2,932,325
Loans held for investment by the Company at fair value	12,198	361,230
Loans held for sale by the Company at fair value	459,283	235,825
Accrued interest receivable	24,546	33,822
Property, equipment and software, net	110,510	101,933
Intangible assets, net	18,988	21,923
Goodwill	—	35,633
Other assets	113,896	156,278
Total assets	$3,589,968	$4,640,831
Liabilities and Equity
Accounts payable	$8,778	$9,401
Accrued interest payable	22,050	32,992
Accrued expenses and other liabilities	136,629	228,380
Payable to investors	96,767	143,310
Notes, certificates and secured borrowings at fair value	2,152,316	2,954,768
Payable to securitization note and residual certificate holders (includes $1,479 at fair value as of December 31, 2017)	—	312,123
Credit facilities and securities sold under repurchase agreements	305,336	32,100
Total liabilities	2,721,876	3,713,074
Equity
Common stock, $0.01 par value; 900,000,000 shares authorized; 428,434,596 and 419,756,546 shares issued, respectively; 426,151,896 and 417,473,846 shares outstanding, respectively	4,284	4,198
Additional paid-in capital	1,384,933	1,327,206
Accumulated deficit	(504,265)	(389,419)
Treasury stock, at cost; 2,282,700 shares	(19,485)	(19,485)
Accumulated other comprehensive income (loss)	172	(5)
Total LendingClub stockholders’ equity	865,639	922,495
Noncontrolling interests	2,453	5,262
Total equity	868,092	927,757
Total liabilities and equity	$3,589,968	$4,640,831

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
Contribution reconciliation:
Consolidated net loss	$(22,749)	$(60,812)	$(31,180)	$(92,098)	$(6,659)	$(114,741)	$(61,947)
Engineering and product development expense	41,216	37,650	36,837	37,926	32,860	115,703	104,338
Other general and administrative expense	57,446	57,583	52,309	48,689	46,925	167,338	142,994
Goodwill impairment	—	35,633	—	—	—	35,633	—
Class action and regulatory litigation expense	9,738	12,262	13,500	77,250	—	35,500	—
Stock-based compensation expense	2,895	3,125	2,932	2,782	2,640	8,952	9,676
Income tax (benefit) expense	(38)	24	39	711	13	25	(79)
(Income) Loss attributable to noncontrolling interests	(55)	(49)	(1)	91	129	(105)	119
Contribution (1)	$88,453	$85,416	$74,436	$75,351	$75,908	$248,305	$195,101
Total net revenue	$184,645	$176,979	$151,667	$156,455	$154,030	$513,291	$418,085
Contribution margin (1)	47.9%	48.3%	49.1%	48.2%	49.3%	48.4%	46.7%
Adjusted EBITDA reconciliation:
Consolidated net loss	$(22,749)	$(60,812)	$(31,180)	$(92,098)	$(6,659)	$(114,741)	$(61,947)
Acquisition and related expense (2)	—	—	—	—	—	—	349
Depreciation and impairment expense:
Engineering and product development	13,221	10,197	9,247	11,487	9,026	32,665	25,303
Other general and administrative	1,488	1,420	1,419	1,281	1,246	4,327	3,849
Amortization of intangible assets	940	959	1,035	1,035	1,034	2,934	3,253
Goodwill impairment	—	35,633	—	—	—	35,633	—
Legal, regulatory and other expense related to legacy issues (3)	15,474	18,501	16,973	80,250	—	50,948	—
Stock-based compensation expense	19,771	19,797	17,801	16,291	16,106	57,369	54,692
Income tax (benefit) expense	(38)	24	39	711	13	25	(79)
(Income) Loss attributable to noncontrolling interests	(55)	(49)	(1)	91	129	(105)	119
Adjusted EBITDA (1)	$28,052	$25,670	$15,333	$19,048	$20,895	$69,055	$25,539
Total net revenue	$184,645	$176,979	$151,667	$156,455	$154,030	$513,291	$418,085
Adjusted EBITDA margin (1)	15.2%	14.5%	10.1%	12.2%	13.6%	13.5%	6.1%

(1)
Beginning in the third quarter of 2017, contribution and adjusted EBITDA exclude (income) loss attributable to noncontrolling interests. Prior period amounts have been reclassified to conform to the current period presentation.

(2)
Represents amounts related to costs for due diligence related to past business acquisitions, including those the Company reviewed and determined not to pursue a transaction, as well as incremental compensation expense required to be paid under the purchase agreement to retain key former shareholder employees of an acquired business.

(3)
Includes class action and regulatory litigation expense and legal and other expenses, which are included in “Class action and regulatory litigation expense” and “Other general and administrative” expense, respectively, on the Company’s Condensed Consolidated Statements of Operations. Amounts prior to the fourth quarter of 2017 have not been reclassified because legacy legal expenses incurred in 2017 and prior were generally offset by insurance proceeds, resulting in no net material cumulative impact to 2017 earnings.

LENDINGCLUB CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended					Nine Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
Adjusted net loss reconciliation:
LendingClub net loss	$(22,804)	$(60,861)	$(31,181)	$(92,007)	$(6,530)	$(114,846)	$(61,828)
Acquisition and related expense (1)	—	—	—	—	—	—	349
Stock-based compensation expense	19,771	19,797	17,801	16,291	16,106	57,369	54,692
Amortization of acquired intangible assets	940	959	1,035	1,035	1,034	2,934	3,253
Goodwill impairment	—	35,633	—	—	—	35,633	—
Legal, regulatory and other expense related to legacy issues (2)	15,474	18,501	16,973	80,250	—	50,948	—
Adjusted LendingClub net income (loss)	$13,381	$14,029	$4,628	$5,569	$10,610	$32,038	$(3,534)
Adjusted EPS - diluted	$0.03	$0.03	$0.01	$0.01	$0.03	$0.08	$(0.01)
Non-GAAP diluted shares reconciliation:
GAAP diluted shares (3)	424,359	421,194	418,299	416,005	412,779	421,307	406,634
Other dilutive equity awards (4)	—	—	—	—	—	—	—
Non-GAAP diluted shares	424,359	421,194	418,299	416,005	412,779	421,307	406,634

(1)
Represents amounts related to costs for due diligence related to past business acquisitions, including those the Company reviewed and determined not to pursue a transaction, as well as incremental compensation expense required to be paid under the purchase agreement to retain key former shareholder employees of an acquired business.

(2)
Includes class action and regulatory litigation expense and legal and other expenses, which are included in “Class action and regulatory litigation expense” and “Other general and administrative” expense, respectively, on the Company’s Condensed Consolidated Statements of Operations. Amounts prior to the fourth quarter of 2017 have not been reclassified because legacy legal expenses incurred in 2017 and prior were generally offset by insurance proceeds, resulting in no net material cumulative impact to 2017 earnings.

(3)	Equivalent to the basic and diluted shares reflected in the quarterly EPS calculations.

(4)
Other dilutive equity awards include assumed exercises of unvested stock options, net of assumed repurchases computed under the treasury method, which were excluded from GAAP net loss per share as their impact would have been anti-dilutive.